UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2007
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Revolving Credit Agreement
Security Agreement
Security Agreement
Revolving Note
Stock Pledge Agreement
Negative Pledge Agreement

Item 1.01 Entry into a Material Definitive Agreement.
On August 29, 2007, Zareba Systems, Inc. (the “Company”) and Zareba Security, Inc., a wholly-owned subsidiary of the Company (collectively, the “Borrowers”), entered into a Revolving Credit Agreement (the “2007 Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Lender”).
The 2007 Credit Agreement provides for a $6 million secured revolving credit facility (the “Credit Facility”), with the option to increase borrowings in additional $500,000 increments with the consent of the Lender, up to a total of $7.5 million. The Credit Facility is evidenced by a Revolving Note.
The proceeds of the Credit Facility are being used for general corporate and ordinary working capital purposes, as well as to repay outstanding obligations under the Company’s Credit and Security Agreement with Wells Fargo Business Credit, Inc., dated September 7, 2004 (the “2004 Credit Agreement”), including (i) approximately $208,000 due under a $500,000 Equipment Term Note, and (ii) approximately $920,000 due under a $1,300,000 Real Estate Term Note. The Company repaid these amounts to Wells Fargo Business Credit, and the 2004 Credit Agreement was terminated, on August 30, 2007.
Amounts under the Credit Facility may be borrowed, repaid and reborrowed from time to time until the maturity of the Credit Facility on August 29, 2010. Voluntary prepayments and commitment reductions under the Credit Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.
Loans under the 2007 Credit Agreement will bear interest at either a base rate minus 1.0% to 0%, based upon financial performance, or a Eurocurrency rate equal to the London Inter-Bank Offered Rate (“LIBOR”) for the relevant term plus 1.5% to 2.5%, based upon financial performance. Notwithstanding the foregoing, borrowings until and including September 30, 2007 will bear interest at either a base rate minus 0.75% or LIBOR plus 1.75%.
Upon the Borrowers’ request and subject to specified dollar limits, letters of credit will also be issued by the Lender under the 2007 Credit Agreement. Such letters of credit will bear interest at rates equivalent to loans made under the 2007 Credit Agreement.
The Credit Facility is secured by all of the Borrowers’ personal property pursuant to Security Agreements between the Borrowers and the Lender dated August 29, 2007. All security interests granted by the Company under the 2004 Credit Agreement have been released. The 2007 Credit Agreement contains a financial covenant requiring that the Company maintain a minimum debt service coverage ratio measured quarterly, and other covenants, and includes limitations on, among other things, liens, certain acquisitions, consolidations and sales of assets.
The Company also entered into a Stock Pledge Agreement with the Lender, pursuant to which it pledged the stock of Zareba Systems of Canada, Ltd. to the Lender as additional security under the 2007 Credit Agreement. In addition, the Company entered into a Negative Pledge Agreement in favor of the Lender, pursuant to which it agreed not to convey or otherwise transfer or pledge or otherwise encumber any of its owned real property to any other party without the consent of the Lender, which consent is not to be unreasonably withheld.

The foregoing description of the agreement with the Lender is not complete and is qualified by the provisions of the 2007 Credit Agreement, the Revolving Note, the Security Agreements, the Stock Pledge Agreement and the Negative Pledge Agreement, which are attached hereto as Exhibits and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
The disclosures required by this item with respect to the termination of the 2004 Credit Agreement are included in Item 1.01 and are incorporated herein by reference. The Company incurred no penalties in connection with the termination of the 2004 Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures required by this item regarding the 2007 Credit Agreement are included under Item 1.01 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	Revolving Credit Agreement, dated as of August 29, 2007, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.

10.2	Security Agreement, dated as of August 29, 2007, by and among Zareba Systems, Inc. and JPMorgan Chase Bank, N.A.

10.3	Security Agreement, dated as of August 29, 2007, by and among Zareba Security, Inc. and JPMorgan Chase Bank, N.A.

10.4	Revolving Note in the principal amount of $6,000,000, dated August 29, 2007, payable to JPMorgan Chase Bank, N.A. by Zareba Systems, Inc. and Zareba Security, Inc.

10.5	Stock Pledge Agreement, dated as of August 29, 2007, by and between Zareba Systems, Inc. and JPMorgan Chase Bank, N.A.

10.6	Negative Pledge Agreement, dated as of August 29, 2007, by Zareba Systems, Inc. in favor of JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 5, 2007

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
August 29, 2007	0-1388

Exhibit No.	ITEM
10.1	Revolving Credit Agreement, dated as of August 29, 2007, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.
10.2	Security Agreement, dated as of August 29, 2007, by and among Zareba Systems, Inc. and JPMorgan Chase Bank, N.A.
10.3	Security Agreement, dated as of August 29, 2007, by and among Zareba Security, Inc. and JPMorgan Chase Bank, N.A.
10.4	Revolving Note in the principal amount of $6,000,000, dated August 29, 2007, payable to JPMorgan Chase Bank, N.A. by Zareba Systems, Inc. and Zareba Security, Inc.
10.5	Stock Pledge Agreement, dated as of August 29, 2007, by and between Zareba Systems, Inc. and JPMorgan Chase Bank, N.A.
10.6	Negative Pledge Agreement, dated as of August 29, 2007, by Zareba Systems, Inc. in favor of JPMorgan Chase Bank, N.A.